                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):

                               OCTOBER 6, 1997


                           DNAP HOLDING CORPORATION
            (Exact name of Registrant as specified in its charter)



        Delaware                    0-12177               75-2632242
    (State or other               (Commission            (IRS Employer
    jurisdiction of               File Number)         Identification No.)
     incorporation)



              6701 San Pablo Avenue, Oakland, California  94608
           (Address of principal executive offices)     (Zip Code)



             Registrant's telephone number, including area code:

                                (510) 547-2395

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On October 6 and 7, 1997, DNAP Holding Corporation (the "Registrant") completed the acquisition of the minority interests owned by members of the Batiz family in International Produce Holding Company, a Delaware corporation ("IPHC") and Agricola Batiz, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("ABSA"). IPHC is a holding company whose subsidiaries engage in the business of marketing and distributing fresh produce in the United States, Canada, Europe, the Middle East and the Far East, including fruits and vegetables produced by ABSA. ABSA engages in the business of growing fresh fruits and vegetables, primarily tomatoes and peppers, in Mexico and exporting fresh produce to the United States and other markets. Through a subsidiary, ABSA engages in the business of marketing and distributing fresh produce in Mexico, including fruits and vegetables produced by ABSA.

    The Registrant increased its interest in IPHC from 57.6% to 100% by purchasing all of the shares owned by Raul Batiz E., Pedro Batiz G., J. Guillermo Batiz G., and Raul Batiz G. The aggregate purchase price of $8,598,000 was paid by delivery of $5,330,000 in cash at or prior to the closing, promissory notes totaling $931,000 payable on the first anniversary of the closing, and promissory notes totaling $2,337,000 payable on the third anniversary of the closing (subject to certain offsets as provided in the Stock Purchase Agreement). The Registrant's obligations under these promissory notes are guaranteed by Empresas La Moderna, S.A. de C.V. ("ELM"), the indirect owner of 70% of the capital stock of the Registrant.

    The Registrant's 50.004% interest in ABSA increased as a result of (i) a capital contribution made by the Registrant to ABSA in the amount of $6,781,297, (ii) a capital contribution made by Bionova, S.A. de C.V. ("Bionova"), an affiliate of the Registrant, to ABSA in the amount of $4,218,703, (iii) the Registrant's purchase of all of the shares of fixed capital from certain minority stockholders in exchange for $16,729 in cash, and (iv) the withdrawal by all of the minority stockholders of all of their variable capital in ABSA in exchange for $10,385,271, which was paid by delivery of $6,433,271 in cash at or prior to the closing, a promissory note in the amount of $1,317,000 payable on the first anniversary of the closing, a promissory note in the amount of $1,317,000 payable on the second anniversary of the closing, and a promissory note in the amount of $1,318,000 payable on the third anniversary of the closing. ABSA's obligations under these promissory notes are guaranteed by ELM. As a result of these transactions, the Registrant now owns 80% of the capital stock of ABSA and Bionova owns 20%. The Registrant may not acquire full ownership of ABSA due to a provision in Mexican law that restricts foreign ownership of companies that own agricultural land in Mexico.

    To finance the transactions described above, the Registrant borrowed $7,594,568 from ELM on an interim basis. The Registrant expects to obtain bank financing to replace the financing provided by ELM. It is anticipated that ELM will guarantee the Registrant's obligations under such bank financing.

    In connection with the transactions described above, Pedro Batiz G. has agreed to continue as an executive of IPHC's operating subsidiaries for at least three years and Raul Batiz E., the President of IPHC, has agreed to remain with IPHC as a consultant for at least one year. Also,

Raul Batiz G. and J. Guillermo Batiz G., who had served as the Director of Operations and Director of Administration of ABSA, respectively, have agreed to remain with ABSA in consulting roles for at least three months.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         Because this transaction involves an increase by the Registrant in its investment in companies that are already accounted for on a consolidated basis, separate financial statements of the acquired investments are not required to be provided.

    (b)  PRO FORMA FINANCIAL INFORMATION

         Unaudited pro forma financial information required by this item is not available at this time. The Registrant will file such information as soon as it is available, but not later than November 28, 1997.

    (c)  EXHIBITS.

         2.1 Stock Purchase Agreement dated as of August 12, 1997, by and among International Produce Holding Company, DNAP Holding Corporation, Raul Batiz E., Pedro Batiz G., J. Guillermo Batiz G., and Raul Batiz G.

         2.2 First Amendment to Stock Purchase Agreement dated as of October 6, 1997, by and among International Produce Holding Company, DNAP Holding Corporation, Raul Batiz E., Pedro Batiz G., J. Guillermo Batiz G., and Raul Batiz G.

         2.3 English-language summary of the CONVENIO RELATIVO AL EJERCICIO DEL DERECHO DE RETIRO TOTAL DE APORTACIONES (Agreement Concerning the Exercise of the Right of Withdrawal of all Contributions) dated August 29, 1997, by and among Agricola Batiz, S.A. de C.V., certain of its shareholders, and DNAP Holding Corporation.

         2.4 English-language summary of the Stock Purchase Agreement dated October 7, 1997, by and among DNAP Holding Corporation, J. Guillermo Batiz G. and Raul Batiz G. relating to the purchase of the shares representing ABSA's fixed capital.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 21, 1997                 DNAP HOLDING CORPORATION


                                       By:   /S/ ARTHUR H. FINNEL
                                           -----------------------------------
                                           Arthur H. Finnel,
                                           Executive Vice President

                              INDEX TO EXHIBITS


2.1 Stock Purchase Agreement dated as of August 12, 1997, by and among International Produce Holding Company, DNAP Holding Corporation, Raul Batiz E., Pedro Batiz G., J. Guillermo Batiz G., and Raul Batiz G.

2.2 First Amendment to Stock Purchase Agreement dated as of October 6, 1997, by and among International Produce Holding Company, DNAP Holding Corporation, Raul Batiz E., Pedro Batiz G., J. Guillermo Batiz G., and Raul Batiz G.

2.3 English-language summary of the CONVENIO RELATIVO AL EJERCICIO DEL DERECHO DE RETIRO TOTAL DE APORTACIONES (Agreement Concerning the Exercise of the Right of Withdrawal of all Contributions) dated August 29, 1997, by and among Agricola Batiz, S.A. de C.V., certain of its shareholders, and DNAP Holding Corporation.

2.4 English-language summary of the Stock Purchase Agreement dated October 7, 1997, by and among DNAP Holding Corporation, J. Guillermo Batiz G. and Raul Batiz G. relating to the purchase of the shares representing ABSA's fixed capital.